UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2015

Zoetis Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35797

(Commission File Number)

46-0696167

(IRS Employer Identification No.)

100 Campus Drive, Florham Park, NJ

(Address of Principal Executive Offices)

07932

(Zip Code)

(973) 822-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 9, 2015, Zoetis Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), between the Company and the underwriters named therein, for the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 3.450% Senior Notes due 2020 (the “2020 Notes”) and $750,000,000 aggregate principal amount of its 4.500% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”). The Notes are to be issued pursuant to an indenture, dated January 28, 2013, between the Company and Deutsche Bank Trust Company Americas (the “Base Indenture”), as supplemented by the second supplemental indenture dated as of November 13, 2015 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee. The offering of the Notes was registered on a Registration Statement on Form S-3 (File No. 333-205777).

The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Second Supplemental Indenture and the forms of the Notes filed as exhibits hereto, which exhibits are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	-	Underwriting Agreement, dated as of November 9, 2015, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule 1 thereto.

4.1	-	Indenture, dated January 28, 2013, between the Company and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Zoetis Inc.’s Registration Statement on Form S-1 (File No. 333-183254)).

4.2	-	Second Supplemental Indenture, dated November 13, 2015, between the Company and Deutsche Bank Trust Company Americas, as Trustee.

4.3	-	Form of 3.450% Senior Note due 2020 (included in Exhibit 4.2 above).

4.4	-	Form of 4.500% Senior Note due 2025 (included in Exhibit 4.2 above).

5.1	-	Opinion of Covington & Burling LLP.

23.1	-	Consent of Covington & Burling LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C. Chen
Name:	Heidi C. Chen
Title:	Executive Vice President, General
Counsel and Corporate Secretary

Dated: November 13, 2015